UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8‑K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):  March 13, 2014
XRS Corporation
(Exact name of registrant as specified in its charter)

Minnesota	0-27166	41-1641815
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

965 Prairie Center Drive Eden Prairie, Minnesota	55344
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (952) 707-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Effective March 13, 2014, we entered into an Amended and Restated Loan and Security Agreement with Silicon Valley Bank, providing us with a $6.0 million revolving line of credit. Borrowings on the line of credit will bear interest at a floating rate equal to (i) 2.50 percent over the LIBOR rate, provided certain liquidity conditions are met, or 3.50 percent over the LIBOR rate; or (ii) prime rate, provided certain liquidity conditions are met, or 1.00 percent over the prime rate, based on the nature of the borrowing. Throughout the term of the Agreement, we will also pay a fee equal to 0.25 percent of the average unused portion of the line of credit. Interest will be accrued monthly and paid monthly or quarterly based on the nature of the borrowing. The Amended and Restated Loan and Security Agreement replaces the loan and security agreement with Silicon Valley Bank that was previously set to mature on February 24, 2014.
Amounts borrowed under the revolving line of credit are secured by substantially all of the personal property of our company and generally may be repaid and reborrowed at any time before maturity. The line of credit is set to mature on March 13, 2017.
Amounts available under the line of credit are subject to a borrowing base formula. Changes in the assets within the borrowing base formula can impact the amount available to us.
The Amended and Restated Loan and Security Agreement contains customary representations, warranties, covenants and events of default including, without limitation, covenants restricting our ability to incur indebtedness and liens and to merge or consolidate with another entity, as well as limitations on our ability to declare and pay cash dividends. The Amended and Restated Loan and Security Agreement also includes financial covenants requiring our company to maintain a minimum tangible net worth and adjusted quick ratio.
Upon execution of the amended and restated agreement, we paid Silicon Valley Bank a commitment fee of $17,500 with an additional $17,500 payable on March 13, 2015 and 2016, respectively.

A copy of the agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information disclosed under Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

99.1	Amended and Restated Loan and Security Agreement with Silicon Valley Bank dated as of March 13, 2014

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 14, 2014	XRS CORPORATION

	By:	/s/ Michael W. Weber
Michael W. Weber
Chief Financial Officer